                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                           ONYX SOFTWARE CORPORATION
                ----------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                Washington                               91-1629814
------------------------------------------    ---------------------------------
 (State of Incorporation or Organization)      (I.R.S. Employer Identification
                                                           No.)


       310  120th Avenue N.E.
         Bellevue, Washington                                98005
-----------------------------------------     ---------------------------------
 (Address of Principal Executive Offices)                 (Zip Code)



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
 If this form relates to the registration of   If this form relates to the registration of a
 a class of securities pursuant to Section     class of securities pursuant to Section 12(g)
 12(b) of the Exchange Act and is effective    of the Exchange Act and is effective pursuant
 pursuant to General Instruction A.(c),        to General Instruction A.(d), please check the
 please check the following box.  [_]          following box.  [X]
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Securities Act registration statement file number to which this form relates:
333-68559
---------

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                     Name of Each Exchange on Which
          to be so Registered                     Each Class is to be Registered
          -------------------                     ------------------------------
                  None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share
                    ---------------------------------------
                               (Title of Class)

                                  Page 1 of 4
                            Exhibit Index on Page 4
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Common Stock being registered set forth under the caption "Description of Capital Stock" in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-68559, as originally filed with the Securities and Exchange Commission on December 8, 1998 or as subsequently amended (the "Registration Statement"), is hereby incorporated by reference in response to this item.

ITEM 2.    EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:

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
Exhibit No.      Description
-----------      ------------------------------------------------------------------------------
      1          Third Amended and Restated Articles of Incorporation of the registrant, as further amended by Articles of Amendment (Incorporated by reference to
                 Exhibit 3.1 to the Registration Statement.)

      2          Amended and Restated Bylaws of the registrant.  (Incorporated by reference to
                 Exhibit 3.2 to the Registration Statement.)
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                                  Page 2 of 4
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ONYX SOFTWARE CORPORATION



                                       /s/ Sarwat H. Ramadan
                                       ---------------------
                                       Sarwat H. Ramadan,
                                       Vice President, Chief Financial Officer,
                                       Secretary and Treasurer

Dated:  February 8, 1999

                                  Page 3 of 4
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                                 EXHIBIT INDEX

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                                                                   Sequential
Exhibit No.     Description                                          Page No.
-----------     ------------------------------------------------   ------------
     1          Third Amended and Restated Articles of                  --
                Incorporation of the registrant, as further amended by Articles of Amendment (Incorporated by reference to Exhibit 3.1 to the Registration
                Statement.)

     2          Amended and Restated Bylaws of the registrant.          --
                (Incorporated by reference to Exhibit 3.2 to the
                Registration Statement.)
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                                  Page 4 of 4